CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Guinness Flight Investment Funds, Inc.:

         We  consent  to  the   incorporation  by  reference  in  Post-Effective
Amendment #6 to the Registration Statement on Form N-1A of Guinness Flight Investment Funds, Inc. (File No. 33-75340) of our report dated February 8, 1995 on our audit of the financial statements and financial highlights of the Guinness Flight China & Hong Kong Fund and Guinness Flight Global Government Bond Fund, two series of the Guinness Flight Investment Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1994 which is incorporated by reference in the Registration
Statement. We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus.

                                             /s/COOPERS & LYBRAND L.L.P.
                                             ---------------------------

Los Angeles, California
September 30, 1996